EXHIBIT 10.2

AMENDMENT TO THE SPX CORPORATION

1997 NON-EMPLOYEE DIRECTORS’ COMPENSATION PLAN

Pursuant to the powers of amendment reserved in Section 10 of the SPX Corporation 1997 Non-Employee Directors’ Compensation Plan (the “Plan”), effective as of June 22, 2005, SPX Corporation hereby amends the Plan in the following manner:

1.                Section 8 is amended by the addition of the following to subsection 8.1:

“Notwithstanding the foregoing, effective as of June 23, 2005, the EVA bonus bank balances of the Non-Employee Directors provided hereunder shall be converted into performance shares under the SPX Corporation 2005 Non-Employee Directors’ Compensation Plan for such Non-Employee Directors, and such EVA bonus bank balances shall be eliminated as of such date.”